Exhibit 99.1

Hewlett Packard Enterprise 3000 Hanover Street Palo Alto, CA 94304 hpe.com
Editorial contact
Kate Holderness,
Hewlett Packard Enterprise
corpmediarelations@hpe.com

HPE Investor Relations
Investor.relations@hpe.com

News Release
HPE Reports Fiscal 2018 First Quarter Results
•
First quarter net revenue of $7.7 billion, up 11% from the prior-year period, and up 9% when adjusted for currency
•    First quarter GAAP diluted net earnings per share of $0.89, above the previously provided outlook of $0.01 to $0.05 per share, primarily due to the benefits of U.S. tax reform
•    First quarter non-GAAP diluted net earnings per share of $0.34, above the previously provided outlook of $0.20 to $0.24 per share
•    Returned $862 million to shareholders in the form of share repurchases and dividends
•    Updates fiscal 2018 GAAP diluted net earnings per share outlook to $1.35 to $1.45, and fiscal 2018 non-GAAP diluted net earnings per share outlook to $1.35 to $1.45
•    Announces plan to return $7 billion to shareholders through FY19 in the form of share repurchases and a 50 percent dividend increase starting in Q3 FY18

PALO ALTO, Calif., February 22, 2018 – Hewlett Packard Enterprise (NYSE: HPE) today announced financial results for its fiscal 2018 first quarter, ended January 31, 2018.

First Quarter Fiscal Year 2018 Results
First quarter net revenue of $7.7 billion was up 11% from the prior year and up 9% when adjusted for currency.

First quarter GAAP diluted net earnings per share (“EPS”) from continuing operations was $0.92, up from GAAP diluted net EPS from continuing operations of $0.15 in the prior-year period. First quarter non-GAAP diluted net EPS from continuing operations was $0.34, up from non-GAAP diluted net EPS from continuing operations of $0.28 in the prior-year period. First quarter non-GAAP net earnings from continuing operations and non-GAAP diluted net EPS from continuing operations exclude after-tax adjustments of $935 million and $0.58 per diluted share, respectively, primarily related to the impact of U.S. tax reform, tax indemnification adjustments, income tax valuation allowances and separation taxes, transformation costs, amortization of intangible assets, an adjustment to earnings in equity interest, acquisition and other related charges, restructuring charges, and separation costs.

“Our strong Q1 performance is proof that we have the right strategy and improved execution,” said Antonio Neri, President and CEO of HPE.  “We had good revenue growth across every business segment, continued to execute HPE Next with no disruption to the business, and delivered strong shareholder return in the form of share repurchases and dividends.”

HPE fiscal 2018 first quarter continuing operations financial performance

	Q1 FY18	Q1 FY17	Y/Y
GAAP net revenue ($B)	$7.7	$6.9	11.2%
GAAP operating margin	3.4%	6.6%	(3.2 pts.)
GAAP net earnings ($B)	$1.5	$0.3	490.4%
GAAP diluted net earnings per share	$0.92	$0.15	513%
Non-GAAP operating margin	7.7%	9.5%	(1.8 pts.)
Non-GAAP net earnings ($B)	$0.5	$0.5	15.6%
Non-GAAP diluted net earnings per share	$0.34	$0.28	21.4%
Cash flow from operations ($B)	$0.1	($1.2)	$1.3
Information about HPE’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

Outlook
For the fiscal 2018 second quarter, Hewlett Packard Enterprise estimates GAAP diluted net EPS to be in the range of $0.10 to $0.14 and non-GAAP diluted net EPS to be in the range of $0.29 to $0.33. Fiscal 2018 second quarter non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $0.19 per diluted share, primarily related to transformation costs and the amortization of intangible assets.

For fiscal 2018, Hewlett Packard Enterprise now estimates GAAP diluted net EPS to be in the range of $1.35 to $1.45 and non-GAAP diluted net EPS to be in the range of $1.35 to $1.45. Fiscal 2018 non-GAAP diluted net EPS estimates primarily exclude the after-tax impact of transformation costs and the amortization of intangible assets, offset by the impact of U.S. tax reform.

“Given the recent tax reform in the U.S., which will provide easier access to off-shore cash, we are increasing our shareholder return commitment and our investment in employees,” Neri added.  “We now plan to return $7 billion to shareholders in the form of share repurchases and dividends by the end of FY19, including a 50% increase in our dividend.  In addition, we will significantly increase the matching contribution for our employees’ 401(k) program and create new degree assistance programs to encourage development and learning for employees around the world.”

Fiscal 2018 first quarter segment results

•
Hybrid IT revenue was $6.3 billion, up 10% year over year and up 9% when adjusted for currency, with a 9.6% operating margin. Compute revenue was up 11%, up 10% when adjusted for currency, Storage revenue was up 24%, up 23% when adjusted for currency, DC Networking revenue was up 27%, up 25% when adjusted for currency, and Pointnext revenue was up 2%, flat when adjusted for currency.

•
Intelligent Edge revenue was $620 million, up 9% year over year and up 7% when adjusted for currency, with a 2.9% operating margin. HPE Aruba Product revenue was up 9%, up 7% when adjusted for currency, HPE Aruba Services revenue was up 6%, up 6% when adjusted for currency.

•
Financial Services revenue was $888 million, up 8% year over year and 5% when adjusted for currency, net portfolio assets were up 6%, and financing volume was up 7%. The business delivered an operating margin of 8.1%.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise (HPE) is an industry leading technology company that enables customers to go further, faster. With the industry’s most comprehensive portfolio, spanning the cloud to the data center to workplace applications, our technology and services help customers around the world make IT more efficient, more productive and more secure.

Use of non-GAAP financial information

To supplement Hewlett Packard Enterprise’s condensed and consolidated financial statement information presented on a generally accepted accounting principles (GAAP) basis, Hewlett Packard Enterprise provides revenue on a constant currency basis and revenue adjusted for divestitures and currency, as well as non-GAAP operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations, non-GAAP diluted net (loss) earnings per share from discontinued operations, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow. A reconciliation of adjustments to GAAP financial measures for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, operating profit, operating margin, net earnings from continuing operations, net (loss) earnings from discontinued operations, diluted net earnings per share from continuing operations, diluted net (loss) earnings per share from discontinued operations, cash and cash equivalents, cash flow from operations, investments in property, plant and equipment, or total company debt prepared in accordance with GAAP.

Forward-looking statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, share repurchases, currency exchange rates or other financial items; statements regarding the estimated impact of the changes in U.S. tax law; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, including the completed separation transactions, the execution of restructuring plans and any resulting cost savings or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Hewlett Packard Enterprise and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of Hewlett Packard Enterprise’s products and the delivery of Hewlett Packard Enterprise’s services effectively; the protection of Hewlett Packard Enterprise’s intellectual property assets, including intellectual property licensed from third parties; risks associated with Hewlett Packard Enterprise’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the execution, timing and results of any transformation or restructuring plans, including estimates and assumptions related to the cost and the anticipated benefits of implementing the transformation and restructuring plans; the effects of the U.S. Tax Cuts and Jobs Act and related guidance and regulations that may be implemented; the resolution of pending investigations, claims and disputes; and other risks that are described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and subsequent Quarterly Reports on Form 10-Q.

As in prior periods, the financial information set forth in this press release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the Hewlett Packard Enterprise Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2018. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	January 31, 2018	October 31, 2017	January 31, 2017
Net revenue	$7,674	$7,660	$6,902
Costs and expenses:
Cost of sales	5,491	5,383	4,689
Research and development	388	364	356
Selling, general and administrative	1,202	1,288	1,204
Amortization of intangible assets	78	86	66
Restructuring charges	3	113	83
Transformation costs(a)	245	328	—
Disaster charges(b)	—	93	—
Acquisition and other related charges	30	53	44
Separation costs	(24)	202	11
Defined benefit plan settlement charges and remeasurement (benefit)(c)	—	(26)	(4)
Total costs and expenses	7,413	7,884	6,449
Earnings (loss) from continuing operations	261	(224)	453
Interest and other, net	(21)	(76)	(78)
Tax indemnification adjustments(d)	(919)	(2)	(18)
Earnings (loss) from equity interests	22	1	(22)
(Loss) earnings from continuing operations before taxes	(657)	(301)	335
Benefit (provision) for taxes(e)	2,139	679	(84)
Net earnings from continuing operations	1,482	378	251
Net (loss) earnings from discontinued operations	(46)	146	16
Net earnings	$1,436	$524	$267
Net earnings (loss) per share:
Basic
Continuing operations	$0.93	$0.23	$0.15
Discontinued operations	(0.03)	0.09	0.01
Total basic net earnings per share	$0.90	$0.32	$0.16
Diluted
Continuing operations	$0.92	$0.23	$0.15
Discontinued operations	(0.03)	0.09	0.01
Total diluted net earnings per share	$0.89	$0.32	$0.16
Cash dividends declared per share	$0.150	$—	$0.130
Weighted-average shares used to compute net earnings per share:
Basic	1,591	1,618	1,669
Diluted	1,619	1,647	1,700

(a)
Represents amounts in connection with the HPE Next initiative and primarily includes costs related to labor and non-labor restructuring, program management and IT charges, partially offset by the gain on sale of real estate.

(b)	Represents amounts in connection with damages sustained by the Company as a result of Hurricane Harvey.

(c)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spin-off of the software business, Seattle SpinCo, Inc., and the merger of Seattle SpinCo, Inc. with Micro Focus International plc and the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(d)	Represents the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc.

(e)
Includes tax amounts in connection with the spin-off of the enterprise services business, Everett SpinCo, Inc. and the software business, Seattle SpinCo, Inc., tax amounts related to the recently enacted U.S. tax reform, tax amounts related to the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc. and excess tax benefits associated with stock-based compensation.

For the three months ended January 31, 2018, this amount includes a $920 million benefit following the resolution of certain pre-separation Hewlett-Packard Company income tax liabilities and a $244 million benefit primarily from foreign tax credits and from the release of non U.S. valuation allowances on deferred taxes established in connection with the Everett Transaction, following changes in foreign tax laws.
Further, as a result of the recently enacted U.S. tax reform, for the three months ended January 31, 2018, this amount includes an estimated tax benefit of $1.8 billion from the provisional application of the new tax rules including a lower federal tax rate to deferred tax assets and liabilities, partially offset by a provisional estimate of $1.0 billion of transition tax expense on accumulated non U.S. earnings, and a $203 million benefit as a result of the liquidation of an insolvent non U.S. subsidiary.
During the first quarter of fiscal 2018, the Company adopted ASU 2016-09 on a prospective basis, except for the statement of cash flows for which it was retrospectively adopted for the prior comparative periods, which requires the excess tax benefits or tax deficiencies associated with stock-based compensation to be recognized as a component of the provision for income taxes in the Statement of Earnings rather than additional paid-in capital in the Balance Sheet. For the three months ended January 31, 2018, this amount includes $14 million, which represents the net excess tax benefits from stock-based compensation.
For the three months ended October 31, 2017, this amount primarily includes $619 million of income tax benefit related to U.S. foreign tax credits generated.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions, except percentages and per share amounts)

	Three months ended January 31, 2018	Diluted net earnings per share	Three months ended October 31, 2017	Diluted net earnings per share	Three months ended January 31, 2017	Diluted net earnings per share
GAAP net earnings from continuing operations	$1,482	$0.92	$378	$0.23	$251	$0.15

Non-GAAP adjustments:
Amortization of intangible assets	78	0.05	86	0.05	66	0.04
Restructuring charges	3	—	113	0.07	83	0.05
Transformation costs(a)	245	0.15	328	0.20	—	—
Disaster charges(b)	—	—	93	0.06	—	—
Acquisition and other related charges	30	0.02	53	0.03	44	0.03
Separation costs	(24)	(0.01)	202	0.12	11	0.01
Defined benefit plan settlement charges and remeasurement (benefit)(c)	—	—	(26)	(0.02)	(4)	—
Tax indemnification adjustments(d)	919	0.57	2	—	18	0.01
Loss from equity interests(e)	37	0.02	43	0.03	35	0.02
Adjustments for taxes(f)	(2,223)	(1.38)	(799)	(0.48)	(31)	(0.03)
Non-GAAP net earnings from continuing operations	$547	$0.34	$473	$0.29	$473	$0.28

GAAP earnings (loss) from continuing operations	$261		$(224)		$453

Non-GAAP adjustments related to continuing operations:
Amortization of intangible assets	78		86		66
Restructuring charges	3		113		83
Transformation costs(a)	245		328		—
Disaster charges(b)	—		93		—
Acquisition and other related charges	30		53		44
Separation costs	(24)		202		11
Defined benefit plan settlement charges and remeasurement (benefit)(c)	—		(26)		(4)
Non-GAAP earnings from continuing operations	$593		$625		$653

GAAP operating margin from continuing operations	3%		(3)%		7%
Non-GAAP adjustments from continuing operations	5%		11%		2%
Non-GAAP operating margin from continuing operations	8%		8%		9%

GAAP net (loss) earnings from discontinued operations	$(46)	$(0.03)	$146	$0.09	$16	$0.01

Non-GAAP adjustments related to discontinued operations:
Amortization of intangible assets	—	—	10	0.01	35	0.02
Restructuring charges	—	—	(2)	—	94	0.06
Separation costs	51	0.03	70	0.04	265	0.16
Defined benefit plan settlement charges and remeasurement (benefit)(c)	—	—	(1)	—	(2)	—
Interest expense on Seattle debt	—	—	8	—	—	—
Tax indemnification adjustments(d)	(4)	—	15	0.01	—	—
Adjustments for taxes	(1)	—	(216)	(0.13)	(109)	(0.08)
Non-GAAP net earnings from discontinued operations	$—	$—	$30	$0.02	$299	$0.17

Total GAAP net earnings	$1,436	$0.89	$524	$0.32	$267	$0.16
Total Non-GAAP net earnings	$547	$0.34	$503	$0.31	$772	$0.45

(a)
Represents amounts in connection with the HPE Next initiative and includes costs related to labor and non-labor restructuring, program management and IT charges, partially offset by the gain on sale of real estate.

(b)	Represents amounts in connection with damages sustained by the Company as a result of Hurricane Harvey.

(c)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spin-off of the software business, Seattle SpinCo, Inc., and the merger of Seattle SpinCo, Inc. with Micro Focus International plc and the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(d)	Represents the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc.

(e)	Represents the amortization of basis difference adjustments related to the H3C divestiture.

(f)
Includes tax amounts in connection with the spin-off of the enterprise services business, Everett SpinCo, Inc. and the software business, Seattle SpinCo, Inc., tax amounts related to the recently enacted U.S. tax reform, tax amounts related to the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc. and excess tax benefits associated with stock-based compensation.

For the three months ended January 31, 2018, this amount includes a $920 million benefit following the resolution of certain pre-separation Hewlett-Packard Company income tax liabilities and a $244 million benefit primarily from foreign tax credits and from the release of non U.S. valuation allowances on deferred taxes established in connection with the Everett Transaction, following changes in foreign tax laws.
Further, as a result of the recently enacted U.S. tax reform, for the three months ended January 31, 2018, this amount includes an estimated tax benefit of $1.8 billion from the provisional application of the new tax rules including a lower federal tax rate to deferred tax assets and liabilities, partially offset by a provisional estimate of $1.0 billion of transition tax expense on accumulated non U.S. earnings, and a $203 million benefit as a result of the liquidation of an insolvent non U.S. subsidiary.
During the first quarter of fiscal 2018, the Company adopted ASU 2016-09 on a prospective basis, except for the statement of cash flows for which it was retrospectively adopted for the prior comparative periods, which requires the excess tax benefits or tax deficiencies associated with stock-based compensation to be recognized as a component of the provision for income taxes in the Statement of Earnings rather than additional paid-in capital in the Balance Sheet. For the three months ended January 31, 2018, this amount includes $14 million, which represents the net excess tax benefits from stock-based compensation.
For the three months ended October 31, 2017, this amount primarily includes $619 million of income tax benefit related to U.S. foreign tax credits generated.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions, except par value)

	As of
	January 31, 2018	October 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$7,673	$9,579
Accounts receivable	3,098	3,073
Financing receivables	3,515	3,378
Inventory	2,431	2,315
Assets held for sale(a)	34	14
Other current assets	3,748	3,085
Total current assets	20,499	21,444
Property, plant and equipment	6,338	6,269
Long-term financing receivables and other assets	13,740	12,600
Investments in equity interests	2,561	2,535
Goodwill and intangible assets	18,481	18,558
Total assets	$61,619	$61,406
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and short-term borrowings	$3,915	$3,850
Accounts payable	5,948	6,072
Employee compensation and benefits	1,034	1,156
Taxes on earnings	410	429
Deferred revenue	3,135	3,128
Accrued restructuring	412	445
Other accrued liabilities	4,489	3,844
Total current liabilities	19,343	18,924
Long-term debt	10,040	10,182
Other non-current liabilities	8,247	8,795
Stockholders’ equity
HPE stockholders’ equity:
Preferred stock, $0.01 par value (300 shares authorized; none issued and outstanding at January 31, 2018)	—	—
Common stock, $0.01 par value (9,600 shares authorized; 1,567 and 1,666 shares issued and outstanding at January 31, 2018 and October 31, 2017, respectively)	16	16
Additional paid-in capital	32,947	33,583
Retained earnings	(6,057)	(7,238)
Accumulated other comprehensive loss	(2,955)	(2,895)
Total HPE stockholders’ equity	23,951	23,466
Non-controlling interests	38	39
Total stockholders’ equity	23,989	23,505
Total liabilities and stockholders’ equity	$61,619	$61,406

(a)
In connection with the HPE Next initiative, the Company determined that certain properties within its real estate portfolio met the criteria to be classified as Assets held for sale. The Company expects these properties to be sold within the next twelve months.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three Months Ended January 31,
	2018	2017
Cash flows from operating activities:
Net earnings	$1,436	$267
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	635	840
Stock-based compensation expense	103	145
Provision for doubtful accounts and inventory	41	7
Restructuring charges	174	177
Deferred taxes on earnings	(1,335)	(125)
(Earnings) loss from equity interests	(22)	22
Other, net	102	125
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(34)	466
Financing receivables	(287)	126
Inventory	(146)	(132)
Accounts payable	(107)	(231)
Taxes on earnings	(1,009)	(22)
Restructuring	(226)	(326)
Other assets and liabilities(a)	817	(2,529)
Net cash provided by (used in) operating activities	142	(1,190)
Cash flows from investing activities:
Investment in property, plant and equipment	(669)	(923)
Proceeds from sale of property, plant and equipment	115	84
Purchases of available-for-sale securities and other investments	(3)	(7)
Maturities and sales of available-for-sale securities and other investments	—	1
Financial collateral posted	(706)	—
Financial collateral returned	144	—
Payments made in connection with business acquisitions, net of cash acquired	—	(292)
Proceeds from business divestitures, net(b)	—	(20)
Net cash used in investing activities	(1,119)	(1,157)
Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	(3)	24
Proceeds from debt, net of issuance costs	270	248
Payment of debt	(253)	(262)
Net proceeds (payments) related to stock-based award activities(c)	17	(42)
Repurchase of common stock	(742)	(641)
Net transfer of cash and cash equivalents to Everett	(28)	—
Net transfer of cash and cash equivalents to Seattle	(70)	—
Cash dividends paid	(120)	(109)
Net cash used in financing activities	(929)	(782)
Decrease in cash and cash equivalents	(1,906)	(3,129)
Cash and cash equivalents at beginning of period	9,579	12,987
Cash and cash equivalents at end of period	$7,673	$9,858

(a)
For the three months ended January 31, 2017, the amount includes $1.9 billion of pension funding payments associated with the separation and merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(b)	Primarily relates to an H3C working capital adjustment payment.

(c)
During the first quarter of fiscal 2018, the Company adopted ASU 2016-09, as a result of which, excess tax benefits from stock-based compensation is presented as an operating activity, rather than as a financing activity, and the payment of withholding taxes is presented as a financing activity, rather than as an operating activity. The Company adopted the standard retrospectively for the prior comparative periods. As such, prior period amounts have been reclassified to conform to the current presentation.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	January 31, 2018	October 31, 2017	January 31, 2017
Net revenue:(a)
Hybrid IT	$6,331	$6,155	$5,755
Intelligent Edge	620	697	570
Financial Services	888	1,010	823
Corporate Investments	(1)	3	—
Total segment net revenue	7,838	7,865	7,148
Elimination of intersegment net revenue and other	(164)	(205)	(246)
Total Hewlett Packard Enterprise consolidated net revenue	$7,674	$7,660	$6,902

Earnings from continuing operations before taxes:(a) (b)
Hybrid IT	$608	$602	$733
Intelligent Edge	18	87	16
Financial Services	72	77	76
Corporate Investments	(21)	(21)	(33)
Total segment earnings from operations	677	745	792

Unallocated corporate costs and eliminations(b)	(54)	(100)	(96)
Unallocated stock-based compensation expense(b)	(30)	(20)	(43)
Amortization of intangible assets	(78)	(86)	(66)
Restructuring charges	(3)	(113)	(83)
Transformation costs(c)	(245)	(328)	—
Disaster charges(d)	—	(93)	—
Acquisition and other related charges	(30)	(53)	(44)
Separation costs	24	(202)	(11)
Defined benefit plan settlement charges and remeasurement (benefit)(e)	—	26	4
Interest and other, net	(21)	(76)	(78)
Tax indemnification adjustments(f)	(919)	(2)	(18)
Earnings (loss) from equity interests	22	1	(22)
Total Hewlett Packard Enterprise consolidated (loss) earnings from continuing operations before taxes (b)	$(657)	$(301)	$335

(a)
Effective at the beginning of the first quarter of fiscal 2018, the Company implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes primarily include: (i) the transfer of the former Servers and Storage business units, the Pointnext and Communications and Media Solutions ("CMS") businesses within the former Technology Services business unit, and the data center networking business within the former Networking business unit, all of which were previously reported within the former Enterprise Group ("EG") segment, to the newly formed Hybrid IT segment; (ii) the transfer of the remaining networking products businesses, which include wireless LAN, campus and branch switching and edge compute within the former Networking business unit, and Aruba services within the former Technology Services business unit, all of which were previously reported within the former EG segment, to the newly formed Intelligent Edge segment; and (iii) the transfer of cloud-related activities previously reported within Corporate Investments to the Hybrid IT segment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which primarily resulted in: (i) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the former Servers and Storage business units, the Pointnext and CMS businesses within the former Technology Services business unit and the data center networking business within the former Networking business unit, all of which were previously reported within the former EG segment, to the Hybrid IT segment; (ii) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the remaining networking products businesses within the former Networking business unit, and Aruba services within the former Technology Services business unit, all of which were previously reported within the former EG segment, to the Intelligent Edge segment; and (iii) the transfer of the operating loss from cloud-related activities previously reported within Corporate Investments to the Hybrid IT segment.
These changes had no impact on Hewlett Packard Enterprise's previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)
Effective at the beginning of the first quarter of fiscal 2018, the Company implemented certain changes to its allocation methodology for stock-based compensation expense and certain corporate costs, which align to its segment financial reporting and are consistent with the manner in which the operating segments will be evaluated for performance on a prospective basis.

The Company reflected these changes retrospectively to the earliest period presented, which resulted in: (i) the transfer of a portion of stock-based compensation expense, which under the prior allocation methodology was not allocated to the segments, to the Hybrid IT, Intelligent Edge and Financial Services segments; and (ii) the transfer of certain corporate function costs previously allocated to the segments to unallocated corporate costs.
These changes had no impact on Hewlett Packard Enterprise's previously reported consolidated and combined earnings from operations, net earnings or net earnings per share.

(c)
Represents amounts in connection with the HPE Next initiative and primarily includes costs related to labor and non-labor restructuring, program management and IT charges, partially offset by the gain on sale of real estate.

(d)	Represents amounts in connection with damages sustained by the Company as a result of Hurricane Harvey.

(e)
Represents adjustment to net periodic pension cost resulting from remeasurements of the Hewlett Packard Enterprise pension plans in connection with the spin-off of the software business, Seattle SpinCo, Inc., and the merger of Seattle SpinCo, Inc. with Micro Focus International plc and the spin-off of the enterprise services business, Everett SpinCo, Inc., and the merger of Everett SpinCo, Inc. with Computer Sciences Corporation.

(f)	Represents the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions, except percentages)

	Three months ended			Change (%)
	January 31, 2018	October 31, 2017	January 31, 2017	Q/Q	Y/Y
Net revenue:(a)
Hybrid IT
Hybrid IT Product
Compute	3,492	3,321	3,143	5%	11%
Storage	948	905	764	5%	24%
DC Networking	62	57	49	9%	27%
Total Hybrid IT Product	4,502	4,283	3,956	5%	14%
Pointnext	1,829	1,872	1,799	(2%)	2%
Total Hybrid IT	6,331	6,155	5,755	3%	10%
Intelligent Edge
HPE Aruba Product	549	624	503	(12%)	9%
HPE Aruba Services	71	73	67	(3%)	6%
Total Intelligent Edge	620	697	570	(11%)	9%

Financial Services	888	1,010	823	(12%)	8%
Corporate Investments	(1)	3	—	(133%)	NM
Total segment net revenue	7,838	7,865	7,148	—%	10%

Elimination of intersegment net revenue and other	(164)	(205)	(246)	(20%)	(33%)
Total Hewlett Packard Enterprise consolidated net revenue	$7,674	$7,660	$6,902	—%	11%

(a)
Effective at the beginning of the first quarter of fiscal 2018, the Company implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes primarily include: (i) the transfer of the former Servers and Storage business units, the Pointnext and CMS businesses within the former Technology Services business unit, and the data center networking business within the former Networking business unit, all of which were previously reported within the former EG segment, to the newly formed Hybrid IT segment; (ii) the transfer of the remaining networking products businesses, which include wireless LAN, campus and branch switching and edge compute within the former Networking business unit, and Aruba services within the former Technology Services business unit, all of which were previously reported within the former EG segment, to the newly formed Intelligent Edge segment; and (iii) the transfer of cloud-related activities previously reported within Corporate Investments to the Hybrid IT segment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which primarily resulted in: (i) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the former Servers and Storage business units, the Pointnext and CMS businesses within the former Technology Services business unit and the data center networking business within the former Networking business unit, all of which were previously reported within the former EG segment, to the Hybrid IT segment; (ii) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the remaining networking products businesses within the former Networking business unit, and Aruba services within the former Technology Services business unit, all of which were previously reported within the former EG segment, to the Intelligent Edge segment; and (iii) the transfer of the operating loss from cloud-related activities previously reported within Corporate Investments to the Hybrid IT segment.
These changes had no impact on Hewlett Packard Enterprise's previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended	Change in Operating Margin (pts)
	January 31, 2018	Q/Q	Y/Y
Segment operating margin:(a)
Hybrid IT	9.6%	(0.2) pts	(3.1) pts
Intelligent Edge	2.9%	(9.6) pts	0.1 pts
Financial Services	8.1%	0.5 pts	(1.1) pts
Corporate Investments(b)	NM	NM	NM
Total segment operating margin	8.6%	(0.9) pts	(2.5) pts

(a)
Effective at the beginning of the first quarter of fiscal 2018, the Company implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes primarily include: (i) the transfer of the former Servers and Storage business units, the Pointnext and CMS businesses within the former Technology Services business unit, and the data center networking business within the former Networking business unit, all of which were previously reported within the former EG segment, to the newly formed Hybrid IT segment; (ii) the transfer of the remaining networking products businesses, which include wireless LAN, campus and branch switching and edge compute within the former Networking business unit, and Aruba services within the former Technology Services business unit, all of which were previously reported within the former EG segment, to the newly formed Intelligent Edge segment; and (iii) the transfer of cloud-related activities previously reported within Corporate Investments to the Hybrid IT segment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which primarily resulted in: (i) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the former Servers and Storage business units, the Pointnext and CMS businesses within the former Technology Services business unit and the data center networking business within the former Networking business unit, all of which were previously reported within the former EG segment, to the Hybrid IT segment; (ii) the transfer of net revenue, related eliminations of intersegment revenues and operating profit from the remaining networking products businesses within the former Networking business unit, and Aruba services within the former Technology Services business unit, all of which were previously reported within the former EG segment, to the Intelligent Edge segment; and (iii) the transfer of the operating loss from cloud-related activities previously reported within Corporate Investments to the Hybrid IT segment.
These changes had no impact on Hewlett Packard Enterprise's previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)	“NM” represents not meaningful.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS (LOSS) PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	January 31, 2018	October 31, 2017	January 31, 2017
Numerator:
GAAP net earnings from continuing operations	$1,482	$378	$251
GAAP net (loss) earnings from discontinued operations	$(46)	$146	$16
Non-GAAP net earnings from continuing operations	$547	$473	$473
Non-GAAP net earnings from discontinued operations	$—	$30	$299

Denominator:
Weighted-average shares used to compute basic net earnings per share and diluted net earnings (loss) per share	1,591	1,618	1,669
Dilutive effect of employee stock plans(a)	28	29	31
Weighted-average shares used to compute diluted net earnings per share	1,619	1,647	1,700

GAAP net earnings per share from continuing operations
Basic	$0.93	$0.23	$0.15
Diluted(a)	$0.92	$0.23	$0.15

GAAP net (loss) earnings per share from discontinued operations
Basic	$(0.03)	$0.09	$0.01
Diluted(a)	$(0.03)	$0.09	$0.01

Non-GAAP net earnings per share from continuing operations
Basic	$0.34	$0.29	$0.28
Diluted(b)	$0.34	$0.29	$0.28

Non-GAAP net earnings per share from discontinued operations
Basic	$—	$0.02	$0.18
Diluted(b)	$—	$0.02	$0.17

Total Hewlett Packard Enterprise GAAP basic net earnings per share	$0.90	$0.32	$0.16
Total Hewlett Packard Enterprise GAAP diluted net earnings per share	$0.89	$0.32	$0.16
Total Hewlett Packard Enterprise Non-GAAP basic net earnings per share	$0.34	$0.31	$0.46
Total Hewlett Packard Enterprise Non-GAAP diluted net earnings per share	$0.34	$0.31	$0.45

(a)
GAAP diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based stock awards, but the effect is excluded when there is a net (loss) from continuing operations and discontinued operations because it would be anti-dilutive.

(b)	Non-GAAP diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based awards.

Use of non-GAAP financial measures

To supplement Hewlett Packard Enterprise’s condensed and consolidated financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides revenue on a constant currency basis, revenue adjusted for divestitures and currency, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations, non-GAAP diluted net (loss) earnings per share from discontinued operations, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to revenue on a constant currency basis is revenue. The GAAP measure most directly comparable to revenue adjusted for divestitures and currency is revenue. The GAAP measure most directly comparable to non-GAAP operating expense is total costs and expenses. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings from continuing operations is net (loss) earnings from continuing operations. The GAAP measure most directly comparable to non-GAAP net (loss) earnings from discontinued operations is net (loss) earnings from discontinued operations. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share from continuing operations is diluted net (loss) earnings per share from continuing operations. The GAAP measure most directly comparable to non-GAAP diluted net (loss) earnings per share from discontinued operations is diluted net (loss) earnings per share from discontinued operations. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. The GAAP measure most directly comparable to net capital expenditures is investment in property, plant and equipment. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt. The GAAP measure most directly comparable to each of net cash and operating company net cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Hewlett Packard Enterprise

Revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Revenue from continuing operations adjusted for divestitures and currency excludes revenue resulting from business divestitures in fiscal 2017 and 2016 and also assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP operating expenses, non-GAAP operating profit, and non-GAAP operating margin are defined to exclude any charges relating to the amortization of intangible assets, restructuring charges, charges relating to the separation transactions, transformation costs, disaster charges, acquisition and other related charges and defined benefit plan settlement and remeasurement charges. Non-GAAP net earnings from continuing operations and non-GAAP diluted net earnings per share from continuing operations consist of net (loss) earnings or diluted net (loss) earnings per share excluding those same charges, as well as an adjustment to earnings in equity interests, tax indemnification adjustments, income tax valuation allowances and separation taxes, the impact of U.S. tax reform and excess tax benefit from stock-based compensation. Non-GAAP net (loss) earnings from discontinued operations and non-GAAP diluted net (loss) earnings per share from discontinued operations consist of net (loss) earnings from discontinued operations or diluted net (loss) earnings per share from discontinued operations excluding those same charges, as applicable to discontinued operations. In addition, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item. Hewlett Packard Enterprise’s management uses these non-GAAP financial measures for purposes of evaluating Hewlett Packard Enterprise’s historical and prospective financial performance, as well as Hewlett Packard Enterprise’s performance relative to its competitors. Hewlett Packard Enterprise’s management also uses these non-GAAP measures to further its own understanding of Hewlett Packard Enterprise’s segment operating performance. Hewlett Packard Enterprise believes that excluding the items mentioned above from these non-GAAP financial measures allows Hewlett Packard Enterprise’s management to better understand Hewlett Packard Enterprise’s consolidated financial performance in relation to the operating results of Hewlett Packard Enterprise’s segments, as Hewlett Packard Enterprise’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:

•
Hewlett Packard Enterprise incurs charges relating to the amortization of intangible assets. Those charges are included in Hewlett Packard Enterprise’s GAAP earnings from operations, operating margin, net (loss) earnings and diluted net (loss) earnings per share. Such charges are significantly impacted by the timing and magnitude of Hewlett Packard Enterprise’s acquisitions and any related impairment charges. Consequently, Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Restructuring charges are costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits (ii) costs to vacate duplicative facilities and (iii) an accelerated employee stock compensation program. Hewlett Packard Enterprise excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of Hewlett Packard Enterprise’s current operating performance or comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Separation costs are expenses associated with HP Inc.’s (formerly known as “Hewlett-Packard Company” or “HP Co.”) separation into two independent publicly-traded companies and the spin-off and merger transactions of the Enterprise Services business with CSC ("Everett Transaction") and the Software business with Micro Focus (“Seattle Transaction”). The charges are primarily related to third-party consulting, contractor fees and other incremental costs incurred to complete the transactions. Hewlett Packard Enterprise excludes these separation costs for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Hewlett Packard Enterprise incurs costs related to its acquisitions and divestitures, most of which are treated as non-cash or non-capitalized expenses. The charges are direct expenses such as professional fees and retention costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. Because non-cash or non-capitalized acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of Hewlett Packard Enterprise’s acquisitions and divestitures, Hewlett Packard Enterprise believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.

•
Transformation costs represent costs related to the HPE Next initiative and include restructuring charges and costs incurred to transform Hewlett Packard Enterprise's IT infrastructure. Hewlett Packard Enterprise believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.

•
Disaster charges represent costs related to the damages sustained as a result of Hurricane Harvey in Houston, Texas, which includes the deductible related to the Company's insurance program as well as an impairment of the Company's facilities. Hewlett Packard Enterprise believes that eliminating these amounts for purposes of calculating non-GAAP operating profit facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Adjustment to loss from equity interests includes the amortization of the basis difference in relation to the H3C divestiture and the resulting equity method investment in H3C. Hewlett Packard Enterprise believes that eliminating this amount for purposes of calculating non-GAAP operating profit facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Hewlett Packard Enterprise incurs defined benefit plan settlement and remeasurement charges relating to its defined pension plans. The charges are associated with the net settlement resulting from voluntary lump sum payments offered to certain terminated vested participants and remeasurement of plan assets in connection with the Everett and Seattle Transactions, resulting in a decrease to the net periodic pension expense. Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non- GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Tax indemnification adjustments are related to changes in the indemnification positions between Hewlett Packard Enterprise and HP Inc. that are recorded by the Company as pre-tax income or expense and not considered tax expense. Hewlett Packard Enterprise excludes these charges and the associated tax impact for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Valuation allowances and separation taxes represent tax amounts in connection with the spin-off of the enterprise services business, Everett SpinCo, Inc., and the software business, Seattle SpinCo, Inc. Since these charges do not represent ongoing expenses, Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
As a result of the recently enacted U.S. tax reform, Hewlett Packard Enterprise recorded an estimated tax benefit from the provisional application of the new tax rules including a lower federal tax rate to deferred tax assets and liabilities, partially offset by a provisional estimate for transition tax expense on accumulated non-U.S. undistributed earnings, and a benefit as a result of the liquidation of an insolvent non U.S. subsidiary. Since these charges represent a one-time benefit and do not represent ongoing expenses, Hewlett Packard Enterprise excludes the benefit for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of the Company’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
During the first quarter of fiscal 2018, the Company adopted ASU 2016-09 on a prospective basis, except for the statement of cash flows for which the statement was retrospectively adopted for the prior comparative periods. This standard requires excess tax benefits or tax deficiencies associated with stock-based compensation to be recognized as a component of the provision for income taxes in the Statement of Earnings rather than additional paid-in capital in the Balance Sheet. Since the benefit or deficiency is the outcome of Hewlett Packard Enterprise’s stock price at the time an award is converted to a share of Hewlett Packard Enterprise’s stock, Hewlett Packard Enterprise excludes these benefits or deficiencies for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

Items such as amortization of intangible assets, though not directly affecting Hewlett Packard Enterprise’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations, and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

Items such as restructuring charges, separation costs, transformation costs and disaster charges that are excluded from non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations can have a material impact on the equivalent GAAP earnings measure and cash flows.

Items such as tax indemnification adjustments, income tax valuation allowances and separation taxes, the impact of U.S. tax reform, excess tax benefits from stock-based compensation and the related tax impacts from other non-GAAP measures that are excluded from the non-GAAP tax rate, non-GAAP net earnings from continuing operations, non-GAAP earnings (loss) from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations can have a material impact on the equivalent GAAP earnings measure and cash flows.

Hewlett Packard Enterprise may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

Other companies may calculate revenue on a constant currency basis, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations differently than Hewlett Packard Enterprise does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Hewlett Packard Enterprise compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as supplement. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review carefully those reconciliations.

Usefulness of non-GAAP financial measures to investors

Hewlett Packard Enterprise believes that providing revenue on a constant currency basis, revenue adjusted for divestitures and currency, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings from continuing operations, non-GAAP net (loss) earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net (loss) earnings per share from discontinued operations, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information better enables Hewlett Packard Enterprise’s investors to understand Hewlett Packard Enterprise’s operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in Hewlett Packard Enterprise’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.